Exhibit 5

Rosenman                                     ROSENMAN & COLIN LLP
                                             375 MADISON AVENUE
                                             NEW YORK, NY 10022-2585

                                             TELEPHONE: (212) 940-8800
                                             FACSIMILE: (212) 940-8776
                                             WEB SITE: http://www.rosenman.com

                                             WASHINGTON OFFICE
                                             1900 19TH STREET, N.W.
                                             WASHINGTON, D.C. 20036
         May 12, 1997
                                             NEW JERSEY OFFICE
                                             ONE GATEWAY CENTER
                                             NEWARK, NJ 07102-5397

                                             HOWARD S. JACOBS
                                             (212) 940-8505


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      Galey & Lord, Inc.
         Registration Statement on Form S-8


Dear Sirs:

We have acted as counsel for Galey & Lord, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering by the Company from time to time of up to 250,000 shares (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. (the "Stock Option Plan").

We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, we are of the opinion that each authorized but unissued Share, issued by the Company in accordance with the terms of the Stock Option Plan upon exercise of options properly granted or to be granted under the Stock Option Plan, is duly authorized and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and (b) each such Share has been delivered in accordance with the terms of the Stock Option Plan, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid and nonassessable.

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Galey & Lord, Inc.
May 12, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Howard S. Jacobs, a member of this firm, is a director of the Company and owns 2,400 shares of Common Stock and options to purchase 23,000 shares of Common Stock.

Very truly yours,

ROSENMAN & COLIN LLP



By  /s/       Howard S. Jacobs
                  A partner


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